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Exhibit 99.1

        Centiv Completes Sale of CalGraph Business Unit

        VERNON HILLS, Ill., Feb. 8 /PRNewswire-FirstCall/—Centiv, Inc. (Nasdaq: CNTV—news), announced today that it has completed the sale of its CalGraph Business Unit, the Company's field service and repair division, to Graphic Enterprises of Ohio, Inc., for $1,675,000.

        "This sale is the final step in the divestiture strategy we began last year, and is consistent with our long term plan to transform our Company into the leading provider of Internet-based, mass-customized point-of-sale (P.O.P.) and in-store marketing solutions to brand marketers and mass merchants," said William Rychel, the Company's President and Chief Executive Officer. "CalGraph was the last remaining segment of our legacy business operations, and it's sale will allow us to devote 100% of our resources and energies to building the Centiv name, application platform and in-store marketing services."

        The Company's P.O.P. Support Call Center, which supports hundreds of P.O.P. customers around the world, was not included in the transaction, and has been relocated to the Company's headquarters in Vernon Hills, IL.

        Under the terms of the sale, the Company sold substantially all of the assets and certain liabilities of its CalGraph Business Unit to Graphic Enterprises in exchange for a purchase price of $1,675,000. The purchase price consists of $1,050,000 cash plus a minimum royalty payment of $625,000 payable over 25 months beginning in May 2002. The proceeds of the sale will be used to pay down the Company's total outstanding debt. This reduction, combined with other recent reductions, has allowed the Company to reduce its debt by over 90% since January 1, 2001.

        "Divesting our legacy businesses has improved the financial picture of Centiv and has allowed us to reduce our cash requirements significantly", said Tom Mason, the Company's Chief Financial Officer. "Investors should now look at Centiv as a market leader in an emerging business within the marketing services sector. Our business model is solid due to our recurring revenue stream with patent pending technology and an expanding blue chip customer base," added Mr. Mason.

About Centiv

        Centiv, Inc. (Nasdaq: CNTV—news), headquartered in Vernon Hills, IL, is a developer and marketer of customizable Point-of-Purchase (P.O.P.) marketing services used by manufacturers, distributors and retailers in a variety of industries. Centiv's P.O.P. services are currently used by leading U.S. Corporations including Action Performance, Anheuser Busch, DuPont, Brown- Forman, PepsiAmericas and TruServ. Additional information regarding Centiv, Inc., may be obtained by contacting Centiv headquarters, 998 Forest Edge Drive, Vernon Hills, IL 60061. Phone 847-876-8300 or fax 847-955-1269, or visit its website: http://www.centiv.com for a product demonstration.

        CalGraph Technology Services Inc., a wholly owned subsidiary of Centiv, Inc. prior to the sale discussed above was a leading provider of on-site services and preventative maintenance services specializing in wide-format printing and scanning devices. CalGraph's U.S. and Canadian service operations included service technicians throughout North America, customer support call center, and component repair and refurbishment facilities and parts logistics.

        This press release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this press release and include all statements that are not historical statement of fact. The words "may," "would,"" "could," "will," "progress toward," "move forward," "actively pursuing," "increase," "optimistic," "expect," "estimate," "anticipate," "believes," "intends," "plans," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that such statements are not guarantees of future performance and involve various risks and uncertainties, many of which are beyond the Company's control. Actual results may differ materially from those discussed in the forward-looking statements as a result of factors described below. These risks include, but are not limited to, competitive market pressures, material changes in customer demand, availability of labor, the Company's ability to perform contracts, governmental policies adverse to the computer industry, economic and competitive conditions, and other risks outside the control of the Company, as well as those factors discussed in detail in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section of the Company's registration statement on Form S-1 (Registration No. 333-33449).

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  Exhibit 99.1